FIRST AMENDMENT TO SHARE EXCHANGE AGREEMENT

This First Amendment (this “First Amendment”) is made and entered into on July 23, 2024 (the “Effective Date”) by and between Spectral Capital Corporation, a Nevada corporation (“Parent”), Node Nexus Network Co LLC, a limited liability company formed under the laws of the Emirate of Dubai (“Target”), and Sean Michael Brehm, also known as Sean Michael Obrien, the sole shareholder of Target (the “Target Shareholder”), and together collectively the “Parties” or individually a “Party”.

WHEREAS, on June 7, 2024, the Parties entered into that Share Exchange Agreement dated as of such date (the “Exchange Agreement”);

WHEREAS, in connection with this Amendment to the Exchange Agreement, the Parties desire to amend the Exchange Agreement, and the terms thereof, on the date hereof, as provided in this Amendment (as so amended, the “Amended Exchange Agreement”); and

NOW, THEREFORE, IN CONSIDERATION OF the Parties agreeing to amend their obligations in the Exchange Agreement and Exchange Agreement, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree to keep, perform, and fulfill the promises, conditions and agreements as set forth herein.

SECTION 1. DEFINED TERMS. Initially capitalized and defined terms used herein shall have the same meaning as set forth in the Agreement, except as otherwise provided herein. Except as expressly amended by this First Amendment, the Exchange Agreement shall remain in full force and effect.

ARTICLE 2. AMENDMENT. Upon execution of this First Amendment by the Parties, the Exchange Agreement shall be deemed to have been amended as follows:

Article 2.1 The Section titled “SECTION 1.2 Closing” of the Exchange Agreement is hereby deleted in its entirety and replaced with the following:

“SECTION 1.2 Closing. The Closing of the Share Exchange shall take place at the offices of mutual choice in Lugano, Switzerland, commencing on the satisfaction or waiver of all conditions and obligations of the Parties to consummate the Share Exchange including the Closing Deliverables by Target and Target Shareholder as set forth in Section 1.3 of the Exchange Agreement (not including conditions and obligations that the respective Parties will take at Closing) but in no event shall the Closing Date by any later than August 31, 2024 (“Closing Date”).

Article 2.2 A Section titled “SECTION 1.4” is hereby added to the Exchange Agreement and made a part of the Exchange Agreement enforceable according to its terms as follows:

“SECTION 1.4 Escrow. Simultaneous with the execution of this Amendment, the Parent shall submit the Escrow Letter attached hereto as Exhibit A to the Parent’s transfer agent, Pacific Stock Transfer.

Article 2.3 The Section titled “SECTION 3.12 Intellectual Property” of the Exchange Agreement is deleted in its entirety and replaced with the following:

“Section 3.12 Intellectual Property. Target owns, has validly licensed, or otherwise has the right to use all patents, patent rights, trademarks, trademark rights, trade name rights, copyrights, and other proprietary intellectual property rights (collectively “Intellectual Property Rights”) below:

●Distributed Quantum Ledger Database Technology (DQ-LDB) technologies involved with data processing, storage and security.

●Decentralized Infrastructure software associated with data collection, processing and security of data.

●Decentralized Cloud and Distributed Cloud Solutions.

●Artificial Intelligence technologies involved with data integrity and security.

Intellectual Property is material for the conduct and operation of Target’s business. There are no claims pending, or to the knowledge of Target threatened, that Target is infringing or otherwise adversely affecting the rights of any person with regard to the Intellectual Property Rights. Furthermore, Target is aware of no infringement by any person on Target’s Intellectual Property Rights. Finally, Target licenses intellectual property from clients and thereafter sublicenses it or commercializes it in various designated international markets. Target is aware of no claim against it by any client relating to its sublicensing or commercialization of any client's intellectual property.

The Target and the Target Shareholder hereby agree upon execution of this Amendment that the Parent may begin licensing the Intellectual Property Rights without limitation, and the Parties shall enter into a detailed licensing agreement for the use of the Intellectual Property contemporaneously herewith in the form attached hereto as Exhibit B.

ARTICLE SECTION 3. MISCELLANEOUS.

Article 3.1 Representations and Warranties. The Target and Target Shareholder hereby represent and warrant to the Parent that the representations and warranties set forth in Article II and Article III of the Exchange Agreement are true and correct in all respects (or in all respects if such representation and warranty is already qualified by materiality or material adverse effect) as of the date hereof with the same effect as if made as of the date hereof (except for those which expressly relate to an earlier date, in which case, they were true and correct in all material respects as of such earlier date).

Article 3.2 No Other Amendment. Except for the matters set forth in this Amendment, all other terms of the Exchange Agreement shall remain unchanged and in full force and effect.

Article 3.3 Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of Nevada without giving effect to its conflicts of laws principles. In the event of a conflict between the terms of this Amendment and the Exchange Agreement, the terms of this Amendment shall control without limitation.

Article 3.4 Counterparts. This Amendment may be executed in one or more counterparts, each of which will be deemed an original but all of which together shall constitute one and the same instrument.

Article 3.5 Headings. Headings are inserted for the convenience of the parties only and are not to be considered when interpreting this Amendment.

Article 3.6 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability does not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon a determination that any term or provision is invalid, illegal or unenforceable, the Parties shall negotiate in good faith to the court may modify this Agreement to effect the original intent of the Parties as closely as possible in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

SPECTRAL CAPITAL CORPORATION

By:	(Signature)
Printed Name: Jenifer Lyn Osterwalder
Title: Chief Executive Officer & President

NODE NEXUS NETWORK CO LLC

By:	(Signature)
Printed Name: Sean Brehm
Title: 100% Owner, Sole Officer, Director and Manager

THE TARGET SHAREHOLDER

By:	(Signature)